Exhibit 99.1

                       BALCHEM CORPORATION (NASDAQ: BCPC)
                       ----------------------------------
     reported as follows (unaudited) for the quarter ended December 31, 2006
                ($000 Omitted Except for Net Earnings Per Share)

 All per share information has been adjusted to reflect the three for two stock split effected in the form of a 50% stock dividend
                         declared on December 12, 2006.

                     For the Three Months Ended December 31,
                     ---------------------------------------


                                                    2006         2005
                                                  ---------    ---------

       Net sales                                  $  26,086    $  23,126
       Gross profit                                   8,311        6,737
       Operating expenses                             3,469        2,875
                                                  ---------    ---------
       Earnings from operations                       4,842        3,862
       Other income                                      23           57
                                                  ---------    ---------
       Earnings before income tax expense             4,865        3,919
       Income tax expense                             1,651        1,287
                                                  ---------    ---------
       Net earnings                               $   3,214    $   2,632
                                                  =========    =========

       Basic net earnings per common share        $    0.18    $    0.15
       Diluted net earnings per common share      $    0.17    $    0.15


                    For the Twelve Months Ended December 31,
                    ----------------------------------------


                                                     2006         2005
                                                  ---------    ---------

       Net sales                                  $ 100,905    $  83,095
       Gross profit                                  34,006       28,680
       Operating expenses                            14,844       11,777
                                                  ---------    ---------
       Earnings from operations                      19,162       16,903
       Other income (expense)                           (61)         288
                                                  ---------    ---------
       Earnings before income tax expense            19,101       17,191
       Income tax expense                             6,823        6,237
                                                  ---------    ---------
       Net earnings                               $  12,278    $  10,954
                                                  =========    =========

       Basic net earnings per common share        $    0.70    $    0.63
       Diluted net earnings per common share      $    0.67    $    0.61

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Balchem Corporation (AMEX:BCP)                                                 2

New Record Quarter Results for Net Sales and Net Earnings

      Record Net Sales of $26.1 million were achieved for the quarter ended
      ----------------
December 31, 2006. This is an increase of 12.8% above the $23.1 million result of the prior year comparable quarter. Record Net Earnings for the fourth quarter
                                      -------------------
were $3.2 million, an increase of $0.6 million, or 22.1% as compared with the same period last year. This result includes $0.2 million of expense, net of tax, to recognize the impact of SFAS 123R (equity based compensation), which the Company adopted on January 1, 2006. The $3.2 million in net earnings resulted in an increase in diluted net earnings of 20.1% to $0.17 per share for the fourth quarter of 2006 versus $0.15 per share for the comparable quarter of the prior year. Excluding the impact of the SFAS 123R charges in 2006, net earnings increased 30.6% quarter-over-quarter to $3.4 million, or $0.18 per diluted share. These results are comparable to net earnings of $2.6 million, or $0.15 per diluted share, for the previously reported fourth quarter of 2005, which did not require recognition of SFAS 123R charges.

      In the fourth quarter of 2006, sales of the Encapsulated/Nutritional Products segment were $10.9 million, an increase of 16.2% from the prior year comparable quarter. This includes $1.8 million of sales from the Chelated Minerals Corporation (CMC) acquisition. Additional organic growth was derived principally from strength in sales of human choline products, which grew 42.2% over the prior year comparable period and strong sales of REASHURE(R) our animal nutrition and health product targeted for dairy cows. Earnings from operations for this segment improved 42.6% to $1.1 million in the current period as compared to $0.79 million in the comparable quarter of the prior year. The ARC Specialty Products segment generated earnings from operations of $2.9 million on record quarterly sales of $8.1 million. Earnings from operations for this segment were 10.9% higher than the prior year quarter, primarily a result of the increased sales. The BCP Ingredients segment achieved record quarterly sales of $7.1 million, increasing 10.7% over the prior year comparable quarter, with continued strong sales volumes in dry and aqueous choline products for the poultry and swine industries. The overall increase in sales volume drove earnings from operations for this segment, improving to $.81 million, as compared to $0.45 million in the prior year comparable quarter.

      Consolidated gross profit for the quarter ended December 31, 2006 was $8.3 million, or an increase of 23.4% compared to $6.7 million for the prior year comparable period, primarily due to the above noted increase in sales. Operating (Selling, R&D, and Administrative) expenses increased 20.7% to $3.5 million, as compared to $2.9 million for the prior year comparable quarter, equaling 13.3% of net sales. This was an increase from the 12.4% of the prior year, and was primarily due to the inclusion of $0.3 million of the SFAS 123R expense, additional amortization and selling expense resulting principally from the CMC acquisition and expenditures in support of our ongoing pharmaceutical initiative.

      We set new net sales and net earnings records for the fiscal year ended December 31, 2006, as net sales increased 21.4% to $100.9 million from $83.1 million in the comparable prior year period. Net earnings increased 12.1% to $12.3 million, or $.67 per diluted share, compared to net earnings of $11.0 million, or $0.61 per diluted share, in the prior year comparable period. Excluding the acquisition of CMC, as well as the acquisition of certain assets of Loders Croklaan, we have realized net sales growth in the core segments of 14.2%, year-over-year. Results for the twelve months ended December 31, 2006 includes SFAS 123R expense of $1.1 million, in this initial year of adoption. Excluding the impact of the SFAS 123R charges, reported net earnings would have increased 20.2% year-over-year to $13.2 million, or $0.72 per

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Balchem Corporation (AMEX:BCP)                                                 3

diluted share. These results are comparable to net income of $11.0 million, or $0.61 per diluted share, for the previously reported twelve months ended December 31, 2005, which did not require recognition of SFAS 123R charges.

      Balance sheet ratios and our cash flow continue to be strong. In the first quarter of 2006, we borrowed $10 million, the proceeds of which were used to complete the funding of the CMC acquisition. On December 31, 2006, net cash and investments were $5.2 million, reflecting prepayment of the previously noted borrowings, resulting in no outstanding debt at the end of the year.

      Outlook Commenting on 2006, Dino A. Rossi, President and CEO of Balchem, said "We are pleased with the overall performance of the business, especially when one equalizes the effect of SFAS 123R. This, combined with the results derived from the CMC acquisition and the domestic food business of the Loders acquisition, highlights our successful strategic integration and direction as we build off of our strong base of technology and business. We continued to invest in our pharmaceutical initiative, which, while costing us approximately $1MM for the year, is consistent with our plan, and our technology base is being leveraged nicely with quality data being generated to support this new strategic direction. We look to 2007 with continued double digit growth expectations from the newly defined core businesses, including continued spending toward our pharmaceutical objectives, in both sales and earnings."

Non-GAAP Disclosures
      Certain disclosures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP) included in this release are accompanied by disclosures that are not prepared in conformity with GAAP. Management has determined that inclusion of these disclosures provides investors a meaningful presentation of the company's operating results in addition to the GAAP disclosure. These non-GAAP condensed consolidated statements of operations are provided to enhance overall understanding of our current financial performance and how management views operating results. The presentation of this non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. This non-GAAP disclosure and management's rationale for providing it is as follows:

      The reported net earnings for the three and twelve months ended December 31, 2006 includes expenses related to the expensing of stock options and restricted stock awards in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R "Share Based Payments," which the Company adopted on January 1, 2006. Given the significance and non-cash nature of this expense relative to the operating results for the periods presented, this expense has been excluded from the following fourth quarter and December 31st year-to-date non-GAAP presentations.

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Balchem Corporation (AMEX:BCP)                                                 4

  Reconciliation of non-GAAP Earnings
  (in 000's, except per share data)
                                          Three Months Ended December 31, 2006

                                            GAAP       FAS 123R      Non-GAAP
                                            ----       --------      --------
                                            Basis                   Pro-Forma
                                            -----                   ---------

  Net sales
                                          $  26,086    $      --    $  26,086
  Gross profit                                8,311           34        8,345
  Operating expenses                          3,469         (277)       3,192
                                          ---------    ---------    ---------
  Earnings from operations                    4,842          311        5,153
  Other income (expense)                         23           --           23
                                          ---------    ---------    ---------
  Earnings before income tax expense          4,865          311        5,176
  Income tax expense                          1,651           88        1,739
                                          ---------    ---------    ---------
  Net earnings                            $   3,214    $     223    $   3,437
                                          =========    =========    =========

  Basic net earnings per common share     $    0.18    $    0.01    $    0.19
  Diluted net earnings per common share   $    0.17    $    0.01    $    0.18


                                          Twelve Months Ended December 31, 2006

                                            GAAP       FAS 123R      Non-GAAP
                                            ----       --------      --------
                                            Basis                   Pro-Forma
                                            -----                   ---------
  Net sales                               $ 100,905    $      --    $ 100,905
  Gross profit                               34,006          115       34,121
  Operating expenses                         14,844         (982)      13,862
                                          ---------    ---------    ---------
  Earnings from operations                   19,162        1,097       20,259
  Other income (expense)                        (61)          --          (61)
                                          ---------    ---------    ---------
  Earnings before income tax expense         19,101        1,097       20,198
  Income tax expense                          6,823          209        7,032
                                          ---------    ---------    ---------
  Net earnings                            $  12,278    $     888    $  13,166
                                          =========    =========    =========

  Basic net earnings per common share     $    0.70    $    0.05    $    0.75
  Diluted net earnings per common share   $    0.67    $    0.05    $    0.72

Quarterly Conference Call

      A quarterly conference call will be held on Friday, February 23, 2007 at 2:00 PM Eastern Standard Time (EST) to review fourth quarter and YTD 2006 results. Dino A. Rossi, President and CEO, and Frank Fitzpatrick, Chief Financial Officer, will host the call. We invite you to listen to the call by dialing toll-free (877) 407-8289, five minutes prior to the scheduled start time of the conference call. The conference call will be available for digital replay through February 28, 2007, by dialing toll-free (877) 660-6853, and using account #298 and conference ID #231260. This press release, and its accompanying financial exhibits, will also be available on the company website, www.balchem.com, prior to the conference call.
---------------

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Balchem Corporation (AMEX:BCP)                                                 5

Segment Information
      Balchem Corporation consists of three business segments: ARC Specialty Products, Encapsulated/Nutritional Products, and BCP Ingredients. Through ARC Specialty Products, Balchem provides specialty-packaged chemicals for use in healthcare and other industries. The Encapsulated/Nutritional Products segment provides proprietary microencapsulation and agglomeration solutions to a variety of applications in the food, pharmaceutical, human and animal nutrition marketplaces. BCP Ingredients manufactures and supplies choline chloride and derivatives used primarily in the poultry and swine industries.

Forward Looking Statements
      This release contains forward-looking statements, which reflect Balchem's expectation or belief concerning future events that involve risks and uncertainties. Balchem can give no assurance that the expectations reflected in forward looking statements will prove correct and various factors could cause results to differ materially from Balchem's expectations, including risks and factors identified in Balchem's annual report on Form 10-K for the year ended December 31, 2005. Forward-looking statements are qualified in their entirety by the above cautionary statement. Balchem assumes no duty to update its outlook or other forward-looking statements as of any future date.

Contact:  Karin McCaffery, Telephone:   845-326-5635

Selected Financial Data
($ in 000's)

Business Segment Net Sales:
================================================================================
                                    Three Months Ended      Twelve Months Ended
                                       December 31,            December 31,
                                     2006        2005        2006         2005
--------------------------------------------------------------------------------
Specialty Products                $   8,099   $   7,345   $  32,026    $  29,433
Encap/Nutritional Products           10,889       9,368      41,565       32,499
BCP Ingredients                       7,098       6,413      27,314       21,163
--------------------------------------------------------------------------------
Total                             $  26,086   $  23,126   $ 100,905    $  83,095
================================================================================

Business Segment Earnings:
================================================================================
                                    Three Months Ended      Twelve Months Ended
                                       December 31,            December 31,
                                     2006        2005        2006         2005
--------------------------------------------------------------------------------
Specialty Products                $   2,915   $   2,630   $  11,315    $  11,007
Encap/Nutritional Products            1,121         786       4,200        3,217
BCP Ingredients                         806         446       3,647        2,679
Other income (expense)                   23          57         (61)         288
--------------------------------------------------------------------------------
Earnings bef. income taxes        $   4,865   $   3,919   $  19,101    $  17,191
================================================================================

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Balchem Corporation (AMEX:BCP)                                                 6


Selected Balance Sheet Items
                                                    December 31,    December 31,
                                                    ------------    ------------
                                                       2006            2005
                                                       ----            ----
Cash                                                $    5,189      $   12,996
Accounts Receivable                                     11,578          11,521
Inventories                                              9,918           8,540
Other Current Assets                                     2,170           2,209
                                                    ----------      ----------
Current Assets                                          28,855          35,266

Property, Plant, & Equipment (net)                      31,313          24,400
Other Assets                                            32,165          15,475
                                                    ----------      ----------
Total Assets                                        $   92,333      $   75,141
                                                    ==========      ==========

Current Liabilities                                 $    9,560      $    9,150
Other Long-Term Obligations                              7,411           5,058
                                                    ----------      ----------
Total Liabilities                                       16,971          14,208

Stockholders' Equity                                    75,362          60,933
                                                    ----------      ----------
Total Liabilities and Stockholders' Equity          $   92,333      $   75,141
                                                    ==========      ==========